EXHIBIT 2.5


                                SECOND AMENDMENT

                                       TO

                            ASSET PURCHASE AGREEMENT


         THIS SECOND AMENDMENT (the "AMENDMENT") is entered into as of the 4th day of March, 1998, by and among Source One Wireless I, L.L.C., a Delaware limited liability company (the "FORMER SELLER"), Source One Wireless, L.L.C., a Delaware limited liability company (the "PARENT") and Community Redevelopment Corporation, a Florida Corporation ("PURCHASER").

                                   WITNESSETH

         WHEREAS, except for the Parent, the parties hereto previously entered into that certain Asset Purchase Agreement, dated as of the 19th day of January, 1998 (the "ORIGINAL AGREEMENT");

         WHEREAS, the parties hereto previously entered into that certain First Amendment to Asset Purchase Agreement, dated as of the 4th day of March, 1998 (the Original Agreement as so amended is hereinafter referred to as the "AGREEMENT";

         WHEREAS, the parties hereto now wish to amend the Agreement in certain respects.

         NOW, THEREFORE, in consideration of the mutual promises and considerations set forth above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENT TO AGREEMENT. The Agreement is hereby amended by deleting
Section 10.12 in its entirety and substituting therefor the following provision:

                  10.12 $1.2 Million Note. Parent's $1.2 Million Note to Purchaser shall be cancelled and deemed additional consideration for the acquisition of the Purchased Assets.

         2. REFERENCE TO THE EFFECT ON THE AGREEMENT.

                  2.1. Upon the effectiveness hereof, each reference in the Agreement to "this Asset Purchase Agreement," "this Agreement," "hereunder," "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby.

                  2.2. Except as specifically amended above, the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

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         3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

         4. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                       Source One Wireless I, L.L.C.



                                       By: /s/ Dov Trop
                                          --------------------------------------
                                           Its:
                                               ---------------------------------


                                       Source One Wireless, L.L.C.



                                       By: /s/ Dov Trop
                                          -------------------------------------
                                           Its:
                                               ---------------------------------


                                       Community Redevelopment Corporation



                                       By: /s/ Eamon Toner
                                          --------------------------------------
                                           Its: President
                                               ---------------------------------